Exhibit 10.2

AMENDMENT TO
STOCK OPTION AWARD

This Amendment (“Amendment”) to the Stock Option Award (“Agreement”) granted on December 9, 2016, by and between Heritage Global Inc. (“Company”) and Kirk Dove (“Optionee”), is made as of September 20, 2020, by and among the Company and the Optionee.

R E C I T A L S

WHEREAS, the Optionee was granted an option to purchase shares of the Company’s common stock (the “Option”) pursuant to the terms and conditions of the Agreement and the Company’s 2016 Stock Option Plan (“Plan”).

WHEREAS, the Optionee is currently employed by the Company.

WHEREAS, the Company and the Optionee anticipate that the Optionee will transition to providing different services as an employee of the Company (“Status Change”).

WHEREAS, the Company and Optionee desire to amend the Agreement to, among other things, clarify that the Option granted pursuant to the Agreement will continue to vest while the Optionee provides services in his new role with the Company, even if such services are reduced below a full-time level or provided as an independent contractor.

NOW, THEREFORE, in consideration of the Optionee’s continued service, mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Amendment to Section 2 of the Agreement.  Section 2 of the Agreement is amended and restated in its entirety as follows:

“Vesting:  So long as this option has not expired pursuant to Paragraph 3 hereof or terminated pursuant to Paragraph 4 hereof, this option will become vested and exercisable in four (4) equal annual installments on each of the first four (4) anniversaries of the Date of Grant.”

2.Amendment to Section 4 of the Agreement.  Section 4 of the Agreement is amended and restated in its entirety as follows:

“Change of Status: Except as otherwise provided herein or in Sections 6.3.3 (relating to permanent and total disability), 6.3.4 (relating to death), and 6.3.5 (relating to “cause”) of the Plan, if your Service terminates before the Expiration Date for any reason, the non-vested portion of this option and all rights granted thereby shall immediately terminate, provided, however, except as provided in Paragraph 5, this option may be exercised by you, to the extent otherwise then exercisable, for a period of three (3) months from the date of your termination of Service or until the expiration of the stated term of this option, whichever period is shorter. For purposes of this Agreement, “Service” means any relationship with the Company or any successor entity as a full-time or part-time employee, director, contractor or consultant, and shall be deemed to continue without interruption in the event your status changes from full-time employee to less than full-time employee or to consultant or contractor.”

3.Amendment to Section 5 of the Agreement.  Section 5 of the Agreement is amended and restated in its entirety as follows:

“Termination for Cause.  In the event your Service with the Company is terminated for “cause,” your right to exercise this option, whether vested or non-vested, shall immediately terminate upon notice of discharge.”

4.No Other Changes.  All other terms and conditions as set forth in the Plan and the Agreement shall remain the same. This Agreement supersedes any previous agreements or understandings between the Optionee and the Company with respect to the matters hereof.

4. Governing Law.  This Amendment shall be governed by and construed in accordance with the law of the State of Florida without regard to conflicts of law principles thereof.

5. Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties has executed this Amendment to the Agreement as of the day and year first above written.

COMPANY:OPTIONEE:

Heritage Global Inc.Kirk Dove

By: /s/ James Sklar/s/ Kirk Dove

Name:

Title: EVP, General Counsel and Secretary

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